Exhibit 10.2

Execution Version

GUARANTY

Guaranty, dated as of January 25, 2017 by and among Mack Cali Realty Corporation, a Maryland corporation (the “Guarantor”), in favor of each of the Lenders (as defined herein) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for itself and for the other financial institutions (collectively, the “Lenders”) which are or may become parties to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 25, 2017 among Mack-Cali Realty, L.P., a Delaware limited partnership (the “Borrower”), the Administrative Agent, and the Lenders (the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower, the Administrative Agent, the Lenders and the other parties thereto have entered into the Credit Agreement;

WHEREAS, the Borrower and the Guarantor are members of a group of related entities, the success of either one of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Administrative Agent’s and the Lenders’ willingness to extend, and to continue to extend, credit to the Borrower under the Credit Agreement that the Guarantor execute and deliver this Guaranty; and

WHEREAS, the Guarantor wishes to guaranty the Borrower’s obligations to the Lenders and the Administrative Agent under and in respect of the Credit Agreement as herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Guaranty of Payment and Performance of Obligations.  In consideration of the Lenders’ extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrower, the Guarantor hereby unconditionally guarantees to the Administrative Agent and each Lender that the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Administrative Agent’s Head Office, (i) all indebtedness, obligations and liabilities of the Borrower to any of the Lenders and the Administrative Agent, individually or collectively, under the Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of the Credit Agreement or arising or incurred thereafter, direct or indirect, secured or unsecured, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code; and (ii) without limitation of the foregoing, all reasonable fees, costs and expenses incurred by the Administrative Agent or the Lenders in attempting to collect or enforce any of the foregoing, accrued in each case to the date of payment hereunder (collectively the “Obligations” and individually an “Obligation”).  This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Lender or the Administrative Agent first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Obligations which any Lender or the Administrative Agent now has or may acquire after the date hereof or upon any other contingency whatsoever.  Upon any Event of Default which is continuing by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Administrative Agent, become forthwith due and payable to the Administrative Agent and to the Lender or Lenders owed the same without demand or notice of any nature, all of which are expressly waived by the Guarantor, except for notices required to be given to the Borrower under the Loan Documents.  Payments by the Guarantor hereunder may be required by any Lender or the Administrative Agent on any number of occasions.

2.             Guarantor’s Further Agreements to Pay.  The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to each Lender and the Administrative Agent forthwith upon demand, in funds immediately available to such Lender or the Administrative Agent, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Administrative Agent or such Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time after such amounts become due at the default rate of interest set forth in the Credit Agreement; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

3.             Payments.  The Guarantor covenants and agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto.  Without limiting the generality of the foregoing, the Guarantor’s obligations hereunder with respect to any Obligation shall not be discharged by a payment in a currency other than the currency in which the Obligation is denominated (the “Obligation Currency”) or at a place other than the place specified for the payment of the Obligation, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Obligation Currency and transferred to New York, New York, U.S.A., under normal banking procedures does not yield the amount of Obligation Currency due thereunder.

4.             Taxes.  All payments hereunder shall be made without any counterclaim or set-off, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature (“Taxes”), which are now or may hereafter be imposed, levied or assessed by the United States or any political subdivision or taxing authority thereof (or any non-United States jurisdiction in which there is Real Estate) on payments hereunder, all of which will be for the account of and paid by the Guarantor.  If for any reason, any such reduction is made or any Taxes are paid by the Administrative Agent or any Lender (except for taxes on income or profits of such Administrative Agent or Lender), the Guarantor agrees to pay to the Administrative Agent or such Lender such additional amounts as may be necessary to ensure that the Administrative Agent or such Lender receives the same net amount which it would have received had no reduction been made or Taxes paid.

5.             Consent to Jurisdiction.  The Guarantor agrees that any suit for the enforcement of this Guaranty or any of the other Loan Documents may be brought in the courts of the State of New York sitting in New York, New York or any federal court sitting in New York, New York and consents to the non-exclusive jurisdiction of such courts and the service of process in any such suit being made upon the Guarantor by mail at the address specified herein.  Except to the extent such waiver is expressly prohibited by law, the Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

6.             Liability of the Guarantor.  The Administrative Agent and each Lender have and shall have the absolute right to enforce the liability of the Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty, and the release or discharge of any guarantor of any Obligations shall not affect the continuing liability of the Guarantor hereunder.

It is the intention and agreement of the Guarantor, the Administrative Agent and the Lenders that the obligations of the Guarantor under this Guaranty shall be valid and enforceable against the Guarantor to the maximum extent permitted by applicable law.  Accordingly, if any provision of this Guaranty creating any obligation of the Guarantor in favor of the Administrative Agent and the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor, the Administrative Agent and the Lenders that any balance of the obligation created by such provision and all other obligations of the Guarantor to the Administrative Agent and the Lenders created by other provisions of this Guaranty shall remain valid and enforceable.  Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Administrative Agent or the Lenders may be otherwise entitled to collect from the Guarantor under this Guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Guarantor’s obligations under this Guaranty, it is the stated intention and agreement of the Guarantor, the Administrative Agent and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Administrative Agent and the Lenders from the Guarantor.  Nothing in the foregoing limits the covenant of the Borrower contained in §7.13(b) of the Credit Agreement.

7.             Representations and Warranties; Covenants.  (a) The Guarantor hereby makes and confirms the representations and warranties made on its behalf by the Borrower pursuant to §6 of the Credit Agreement, as if such representations and warranties were set forth herein.  The Guarantor hereby agrees to perform the covenants set forth in §§7 and 8 of the Credit Agreement (to the extent such covenants expressly apply to the Guarantor) as if such covenants were set forth herein.  The Guarantor acknowledges that it is, on a collective basis with the Borrower and all other “Guarantors” (as defined in the Credit Agreement), bound by the covenants set forth in §9 of the Credit Agreement.  The Guarantor hereby confirms that it shall be bound by all acts or omissions of the Borrower pursuant to the Credit Agreement.  The Guarantor acknowledges and agrees to the terms of §5.1 of the Credit Agreement.

(b)           The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland; the Guarantor has all requisite corporate power to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and the Guarantor is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Properties or other Real Estate owned or ground-leased by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on any of its businesses, assets or financial condition.  The execution, delivery and performance of this Guaranty and the transactions contemplated hereby (i) are within the authority of the Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Guarantor and any general partner or other controlling Person thereof, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Guarantor, (iv) do not conflict with any provision of the bylaws of the Guarantor or the authority documents of any controlling Person thereof, and (v) do not contravene any provisions of, or constitute a default, Default or Event of Default hereunder or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to the Guarantor or any of the Guarantor’s properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of the Guarantor) or result in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Guarantor.

(c)           The Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Guarantor, subject only to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d)           The execution, delivery and performance by the Guarantor of this Guaranty and the transactions contemplated hereby do not require (i) the approval or consent of any governmental agency or authority other than those already obtained, or (ii) filing with any governmental agency or authority, other than filings which will be made with the SEC when and as required by law.

8.             Effectiveness.  The obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred.  No invalidity, irregularity or unenforceability of the Obligations by reason of applicable bankruptcy laws or any other similar law, or by reason of any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations, shall impair, affect, be a defense to or claim against the obligations of the Guarantor under this Guaranty.

9.             Freedom of Lender to Deal with Borrower and Other Parties.  The Administrative Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Administrative Agent or such Lender in its sole discretion deems fit, and to this end the Guarantor gives to the Administrative Agent and each Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Administrative Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrower or of any other party to the Administrative Agent or such Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Administrative Agent or any Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

10.          Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties.  If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations.  This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

11.          Waivers by Guarantor.  The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Administrative Agent or any Lender in reliance hereon, and any requirement that the Administrative Agent or any Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other rights of the Administrative Agent or any Lender hereunder.  The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses in the nature of suretyship that at any time may be available in respect of the Guarantor’s obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

12.          Restriction on Subrogation and Contribution Rights.  Notwithstanding any other provision to the contrary contained herein or provided by applicable law, unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full, the Guarantor hereby irrevocably defers and agrees not to enforce any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against the Borrower on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent or any Lender or any affiliate of the Administrative Agent or any Lender.  In addition, the Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability it may have to the Borrower unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full.

Subject to the foregoing and the indefeasible performance and payment in full of the Obligations, the Guarantor acknowledges that all other “Guarantors” shall have contribution rights against the Guarantor in accordance with applicable law and in accordance with each such Person’s benefits received under the Credit Agreement and the Loans.

13.          Demands.  Any demand on or notice made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a)           if to the Guarantor, at

Mack-Cali Realty Corporation

Harborside 3, 210 Hudson St., Suite 400

Jersey City, New Jersey  07311

Attention:  Gary Wagner, Esq., General Counsel

And Mr. Anthony Krug, Chief Financial Officer

or at such other address for notice as the Guarantor shall last have furnished in writing to the Administrative Agent with a copy to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, NY 10018

Attention: Blake Hornick, Esq.

or at such other address for notice as the Guarantor shall last have furnished in writing to the Administrative Agent; and

(b)           if to the Administrative Agent, at

JP Morgan Chase Bank, N.A.

Loan and Agency Services Group

500 Stanton Christiana Road, NCC5/Floor 1

Newark, DE 19713-2107,

with copies to,

JP Morgan Chase Bank, N.A.

270 Park Avenue

45th Floor

New York, New York  10017

Attention:  Paul Choi

or at such other address for notice as the Administrative Agent shall last have furnished in writing to the Guarantor; and

Morgan, Lewis & Bockius, LLP

1 Federal Street

Boston, Massachusetts  02110

Attention:  Stephen M. Miklus, Esq.

or at such other address for notice as the Administrative Agent shall last have furnished in writing to the Guarantor; and

(c)           if to any Lender, at such Lender’s address as set forth pursuant to Section 19(a)(iii) of the Credit Agreement or as shall have last been furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile or (ii) if sent by registered or certified first-class mail, postage prepaid, return receipt requested, on the fifth Business Day following the mailing thereof.

14.          Amendments, Waivers, Etc.  No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Administrative Agent and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein.  No course of dealing or delay or omission on the part of the Administrative Agent or the Lenders or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

15.          Further Assurances.  The Guarantor at its sole cost and expense agrees to do all such things and execute, acknowledge and deliver all such documents and instruments as the Administrative Agent from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Administrative Agent and the Lenders hereunder.

16.          Miscellaneous Provisions.  This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of New York and shall inure to the benefit of the Administrative Agent, each Lender and its respective successors in title and assigns permitted under the Credit Agreement, and shall be binding on the Guarantor and the Guarantor’s successors in title, assigns and legal representatives.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.  Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

17.          WAIVER OF JURY TRIAL.  EXCEPT TO THE EXTENT SUCH WAIVER IS EXPRESSLY PROHIBITED BY LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JURISDICTION AND IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY, THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, AMONG THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND/OR THE LENDERS.  THIS WAIVER OF JURY TRIAL SHALL BE EFFECTIVE FOR EACH AND EVERY DOCUMENT EXECUTED BY THE GUARANTOR, THE ADMINISTRATIVE AGENT OR THE LENDERS AND DELIVERED TO THE ADMINISTRATIVE AGENT OR THE LENDERS, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENTS SHALL CONTAIN SUCH A WAIVER OF JURY TRIAL.  THE GUARANTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

MACK-CALI REALTY CORPORATION

By:	/s/ Anthony Krug
Name:	Anthony Krug
Title:	Chief Financial Officer

[SIGNATURE PAGE TO MCRC GUARANTY]